UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2014, WESCO International, Inc.’s (“WESCO International”) stockholders approved amendments to the WESCO International restated certificate of incorporation to declassify the Board of Directors beginning with those Directors to be elected at the 2015 Annual Meeting of Stockholders. The amendment is set forth in Exhibit 3.1 to this report and incorporated by reference herein.

On May 29, 2014, the Board of Directors of WESCO International amended and restated the WESCO International Bylaws, (the “Bylaws”) to declassify the Board of Directors and added Article XI to the Bylaws to provide that unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The Bylaws are set forth in Exhibit 3.2 to this report and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 29, 2014, WESCO International held its Annual Meeting of Stockholders. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the voting tabulations for each matter are as follows:

Proposal 1 – Election of Class III Directors

The following three Directors were nominated to serve as Class III Directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2017 or until their successors are otherwise duly elected and qualified. The three Directors were elected as Class III Directors of WESCO International and the final results of the voting on the proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
Bobby J. Griffin	40,135,405	1,440,482	1,352,747
John K. Morgan	39,906,456	1,669,431	1,352,747
James L. Singleton	39,963,209	1,612,678	1,352,747

Proposal 2 – Advisory Approval of the WESCO International’s Executive Compensation

The stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,122,866	239,900	1,213,121	1,352,747

Proposal 3 – Approval of the amendments to WESCO International’s restated certificate of incorporation to declassify the Board of Directors

The stockholders approved the amendments to WESCO International’s restated certificate of incorporation to declassify the Board of Directors.

For	Against	Abstain	Broker Non-Votes
40,326,060	44,967	1,204,860	1,352,747

Proposal 4 –	Ratification of the appointment of PricewaterhouseCoopers LLP as WESCO International’s
independent registered public accounting firm for the year ending December 31, 2014

The stockholders were requested to ratify the appointment of PricewaterhouseCoopers LLP as WESCO International’s independent public accounting firm for the year ending December 31, 2014. The appointment was approved by the requisite vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting and the final results of the voting on the proposal were as follows:

For	Against	Abstain
41,120,586	606,354	1,201,694

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	WESCO International, Inc. Certificate of Amendment of Certificate of Incorporation to Restated Certificate of Incorporation.

3.2	WESCO International, Inc. Amended and Restated Bylaws as of May 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Senior Vice President and Chief Financial Officer

Dated: May 29, 2014